Employment Agreement

This Agreement is made and entered into this 27th day of December, 2004 by and between Margaret A. Incandela, an individual residing at 508 E. Balsam Lane, Palatine, Illinois 60074 (“Executive”), and CIB Marine Bancshares, Inc., a Wisconsin corporation, having its principal place of business at N27 W24025 Paul Court, Pewaukee, Wisconsin 53072 (“CIB Marine”).

Recitals

Whereas, CIB Marine is a bank holding company under the Bank Holding Company Act of 1956, as amended, and owns and operates banks and other business ventures in various states;

Whereas, Executive desires to be employed by and to serve CIB Marine in the capacity of Senior Vice President and Chief Credit Officer upon the terms and conditions set forth herein; and

Whereas, CIB Marine desires to assure itself of the continued services of Executive for the period provided in this Agreement.

Now, Therefore, in consideration of the mutual promises and agreements herein contained, CIB Marine employs Executive and Executive agrees to work for CIB Marine pursuant to the following terms and conditions:

1.	Duties. Subject to the authority of the Board of Directors of CIB Marine (the “Board of Directors”), Executive shall perform the duties and functions of Senior Vice President and Chief Credit Officer of CIB Marine. Exhibit A attached hereto is a description of Executive’s initial duties and responsibilities. During the term of this Agreement, except for reasonable vacation periods and leaves of absence, Executive shall devote substantially all of her business time, attention, skill and efforts to the business and affairs of CIB Marine and shall use her best efforts to promote the interests and welfare of CIB Marine. The services to be rendered by Executive under this Agreement shall be to the satisfaction of CIB Marine, and CIB Marine shall be the sole judge of this satisfaction.

2.	Term. This Agreement shall commence on December 27, 2004 (the “Commencement Date”) and will continue for a period of one (1) year, terminating on December 27, 2005.

3.	Working Facilities and Expenses. Executive shall be provided with such facilities, equipment, supplies and services suitable to her position and adequate for the performance of her duties. Executive is encouraged and expected to promote the business of CIB Marine and, subject to the terms and conditions of CIB Marine’s policy and procedures for expense reimbursement, CIB Marine shall reimburse Executive for qualified expenses (entertainment, travel and similar items) which were paid by Executive.

4.	Compensation. As compensation for services rendered, or to be rendered to CIB Marine by Executive in the capacity set forth above, Executive shall be paid by CIB Marine a salary in an amount not less than Six Thousand Six Hundred and Sixty Eight Dollars and 75/100’s ($6,668.75) per pay period [One Hundred Sixty Thousand and Fifty Dollars ($160,050) if annualized], or at such higher rate as the Board of Directors may hereafter establish (“Base Salary Rate”). Such salary shall be payable to the Executive on such dates as may be established by CIB Marine from time-to-time. Executive’s salary shall not be decreased by the Board of Directors except where such decrease is generally applicable to all executive officers of CIB Marine.

5.	Fringe Benefits. Executive shall be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, medical, dental and group life insurance, retirement, bonus and other benefit plans and programs of CIB Marine subject to and on a basis consistent with the terms and conditions of such benefit plans and programs. CIB Marine shall also provide, at its cost, to Executive a vehicle for her use during her employment with CIB Marine. CIB Marine shall bear the operating costs of such vehicle, including gas, oil, maintenance, repairs, insurance and washes. CIB Marine and Executive agree that use of this vehicle shall be primarily for business-related purposes. Executive shall report to CIB Marine pursuant to its policies and procedures, the amount of personal miles driven by Executive so that CIB Marine may treat such personal miles as part of Executive’s compensation.

6.	Vacations. Executive shall accrue up to four (4) weeks paid vacation in each calendar year pursuant to CIB Marine’s policies. Executive shall follow CIB Marine’s policies and procedures regarding requesting and using vacation days. Upon termination, Executive shall be entitled to compensation at her then Base Salary Rate for any (i) unused vacation time accrued during the year of termination, and (ii) any unused accrued carryover vacation time not to exceed a maximum of five (5) business days’ equivalent for such carryover vacation time, unless approved by the President and CEO of CIB Marine.

7.	Termination by CIB Marine. Executive’s employment may be terminated without any breach of this Agreement with or without “Cause” upon written notice from CIB Marine to Executive as set forth herein. Provided, however, that any termination by the Board of Directors, other than for Cause, shall not prejudice Executive’s right to compensation or other benefits under this Agreement.

a.	If Executive’s employment is terminated by CIB Marine without Cause, or in the event Executive voluntarily terminates her employment with CIB Marine for Good Reason as defined in Section 8 hereof, CIB Marine shall pay Executive the salary and other benefits as provided in Section 8(c).

b.	If Executive’s employment is terminated for Cause, CIB Marine shall pay Executive through the date of termination based upon the Base Salary Rate, together with any unused accrued vacation compensation in accordance with Section 6 and any other vested benefits to which Executive is entitled pursuant to such terms and provisions of such plans. CIB Marine shall have no further obligations to Executive under this Agreement. For purposes of this Agreement, “Cause” shall be defined as:

i. Executive’s Death;

ii.	The inability or failure of Executive, due to illness, injury, physical or mental disability or incapacity or otherwise, as determined by the Board of Directors, to devote her full time, productive efforts and energy to the business of CIB Marine for a period of ninety (90) consecutive days in any three hundred sixty (360) day period; provided, such time periods shall be exclusive of vacation time of Executive not to exceed four (4) weeks per year;

iii.	Conviction of Executive in a court of law for any felony or act involving personal dishonesty, breach of trust, theft or misuse or misappropriation of funds or other property;

iv.	Incompetence (as measured against standards generally prevailing in the commercial banking industry), any breach of fiduciary duty involving personal profit, or the engaging in fraud, theft or misuse or misappropriation of funds or other property, embezzlement, personal dishonesty or like conduct by Executive;

v.	The breach by Executive of any material term or provision of this Agreement or the intentional failure or refusal of Executive to perform the reasonable, necessary and lawful duties and responsibilities expected of Executive, as determined in good faith by the Board of Directors, which have not been cured within thirty (30) days after notice of such breach or failure to perform such duties (such cure period shall not apply to clauses i, ii, iii, iv, vi or vii of this Section 7(b));

vi.	Any willful act of misconduct, including any violation of law, rule or regulation of the United States or any state of the United States (other than traffic violations or similar offenses) by Executive, or any material violation of an employment policy of CIB Marine, which is materially injurious to or which would have a material adverse effect on CIB Marine or its subsidiaries and affiliates; or

vii.	Suspension, removal and/or prohibition (whether temporary or permanent) by any banking or similar regulatory authority from participation in the affairs of CIB Marine or any of its subsidiaries.

For purposes of this Section 7(b), no act or failure to act on the part of Executive shall be considered “willful” unless done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of CIB Marine.

8. Termination by Executive.

a.	Executive may terminate her employment at any time during the term of this Agreement after the occurrence of any of the events which constitute Good Reason. For purposes of this Agreement, “Good Reason” shall mean:

i. A Change in Control of CIB Marine (as defined below);

ii.	A failure by CIB Marine to comply with any material provision of this Agreement which has not been cured within thirty (30) days after notice of non-compliance has been given by Executive to CIB Marine;

iii.	A material reduction in Executive’s present level of responsibilities which would cause Executive’s position to become one of lesser responsibility, importance or scope from the position and attributes thereof described in Section 1 of this Agreement;

iv.	A reduction in Executive’s Base Salary Rate in an amount equal to or greater than twenty percent (20%) of the initial Base Salary Rate set forth in Paragraph 4 of this Agreement;

v.	A relocation of Executive’s principal place of duties, functions and employment to a location outside of the Chicago metropolitan area without the consent of Executive; or

vi. A liquidation or dissolution of CIB Marine.

b. For purposes of this section:

i.	“Change in Control” shall mean (1) any transaction as a result of which any person is the “beneficial owner” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of CIB Marine representing more than 50% of the total voting power represented by CIB Marine’s then outstanding voting securities; (2) the sale, exchange or similar disposition of more than 50% of the assets of CIB Marine to an entity or individual not currently controlled by CIB Marine, or (3) a merger, consolidation or other corporate transaction if the stockholders of CIB Marine before the transaction do not own immediately after the transaction, more than 50% of the combined voting power of the resulting corporation. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of CIB Marine’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons (as defined below) who held CIB Marine’s securities immediately before such transaction.

ii.	“Person” has the same meaning as when used in sections 13(d), and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under and employee benefit plan of CIB Marine or of a Parent or Subsidiary (each as defined below), and (2) a corporation owned directly or indirectly by the stockholders of CIB Marine in substantially the same proportions as their ownership of the common stock of CIB Marine.

iii.	“Parent” means any corporation (other than CIB Marine) in an unbroken chain of corporations ending with CIB Marine, if each of the corporations other than CIB Marine owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the effective date of this Agreement shall be considered a Parent commencing as of such date.

iv.	“Subsidiary” means any corporation (other than CIB Marine) in an unbroken chain of corporations beginning with CIB Marine, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of Subsidiary on a date after the effective date of this Agreement shall be considered a Subsidiary commencing as of such date.

c.	In the event Executive terminates her employment with CIB Marine for Good Reason in accordance with this Section 8, or if Executive’s employment is terminated by CIB Marine without cause as provided in Section 7(a), Executive shall be entitled to receive from CIB Marine an amount equal to: her unused accrued vacation compensation in accordance with Section 6; any other vested benefits to which Executive is entitled pursuant to such terms and provisions; and severance pay equal to her annualized Base Salary Rate, payable in twelve (12) equal monthly installments following the date of such termination.

d.	In the event that the severance and other benefits provided for in this Section 8 or otherwise payable to Executive (i) would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 8(d), would be subject to the excise tax imposed by Section 4999 of the Code, then such severance benefits shall be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax under section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless Executive and Company agree otherwise in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on the reasonable, and good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

9. Proprietary Information.

a.	In addition to any other policies of CIB Marine, the Executive agrees to hold all Proprietary Information (as defined below) concerning CIB Marine, its subsidiaries and affiliates, and its customers in confidence and not disclose to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except pursuant to subpoena or to any state or federal regulatory body with jurisdiction over CIB Marine, its subsidiaries and affiliates or Executive) or directly or indirectly, use, copy, publish, summarize, or remove from CIB Marine’s premises any Proprietary Information (or remove from the premises any other property of CIB Marine), except: (i) during the period of employment to the extent necessary to carry out the Executive’s responsibilities under this Agreement; and (ii) after termination of the period of employment as specifically authorized in writing by the Board of Directors. For the purposes of the Agreement, “Proprietary Information” means all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of CIB Marine or any affiliated company, including without limitation all customer, marketing, financial, business and personnel information unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in the Executive’s possession or part of her general knowledge prior to her employment by CIB Marine; or (iii) the information is disclosed to the Executive without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly from CIB Marine.

b.	The Executive acknowledges that the pursuit of the activities forbidden by this Section 9 would necessarily involve the use or disclosure of Proprietary Information in breach of this Section, but that proof of such breach would be extremely difficult. To forestall such disclosure, use and breach, and in consideration of the employment under this Agreement, the Executive agrees that for a period of one (1) year after termination of the Executive’s employment, she may not, for himself or any third party, directly or indirectly, divert or attempt to divert from CIB Marine (or any affiliated company) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its customers with whom Executive has had personal contact, suppliers or employees, without the prior written consent of CIB Marine.

c.	Nothing in this Section is intended to limit any remedy of CIB Marine available under law.

10.	Post Termination Obligation. For a period of one-year after termination of this Agreement, Executive shall, upon reasonable notice, furnish such assistance to CIB Marine as may reasonably be required by CIB Marine in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party.

11.	Indemnification. CIB Marine shall indemnify, defend and hold Executive harmless from all liabilities, costs, expenses, fines and other monetary expenses which are subject to such indemnity under CIB Marine’s By-laws and its directors’ and officers’ errors and omissions insurance policy to the same extent and under the same conditions as are in the effect as of the date of this Agreement, regardless of whether such By-laws or insurance are, respectively, amended, cancelled or otherwise declared totally or partially ineffective. Executive shall be entitled to the benefits of any amendments to or restatements of such By-laws or amendments or endorsements to such insurance enhancing the amount of circumstances of such indemnity or insurance coverage.

12.	Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by mail, and shall be deemed to have been given or made when personally delivered or when deposited in the mail, first class postage prepaid, addressed to the respective parties as follows:

a. If to CIB Marine:

Chairman of the Board of Directors
CIB Marine Bancshares, Inc.
N27 W24025 Paul Court
PO Box 449
Pewaukee, WI 53072

Or such other address as CIB Marine may designate by notice to Executive; and

b. If to Executive:

Margaret A. Incandela
[Home Address]
[Home Address]

Or to such other address as Executive may from time to time designate by written notice to CIB Marine.

13.	Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior oral or written employment or compensation agreements between CIB Marine and Executive.

14.	No Assignment By Executive. Executive shall not assign this Agreement or any rights of Executive hereunder without the prior written consent of CIB Marine.

15.	Modification and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16.	Headings. The headings of sections and paragraphs herein are included solely for convenience of reference only and shall not control or affect the meaning, interpretation or construction of any of the provisions of this Agreement.

17.	Severability. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18.	Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one (1) such counterpart.

19. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

20.	Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators sitting in a location selected by the party asserting the dispute or controversy within either the Milwaukee, Wisconsin or the Chicago, Illinois metropolitan areas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

21.	Attorney Fees. If either party files a lawsuit against the other to enforce any rights hereunder, the prevailing party shall also be entitled to recover its/her reasonable attorney fees and costs of suit in addition to any other relief awarded to such prevailing party.

22.	Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors, assigns, personal representatives and heirs.

CIB Marine Bancshares, Inc.

By: / s / Stanley J. Calderon
Name: Stanley J. Calderon
Its: President

Margaret A. Incandela

/ s / Margaret A. Incandela